Exhibit 99.1

Blue Apron Announces Agreement to be Acquired by Wonder Group for $13.00 per Share

Transaction Expected to Create a Leading Platform for Mealtime Focused on Quality and Flavor Across Meal Kits and Fully-Prepared Meal Experiences

New York, NY, September 29, 2023 – Blue Apron (Nasdaq: APRN) (the “Company”), the pioneer of the meal kit industry in the United States, today announced that it has entered into a definitive merger agreement to be acquired by Wonder Group (“Wonder”), a company founded by entrepreneur Marc Lore that is redefining at-home dining and food delivery.

Under the terms of the merger agreement, which has been unanimously approved by Blue Apron’s Board of Directors, Blue Apron stockholders will be entitled to receive $13.00 in cash per share of Class A common stock through a tender offer, representing an equity value of approximately $103 million. The per share purchase price represents a 137% premium to the September 28, 2023 closing price and a 77% premium to the 30-day volume weighted average price of the Company’s Class A common stock.

Wonder’s acquisition of Blue Apron is expected to create a leading platform for mealtime, enhancing mealtime with choice, flexibility and convenience through two exceptional brands. The combination is expected to enhance both companies’ abilities to deliver chef-curated meals with high-quality ingredients to more customers across the country, solving for additional meal moments throughout the week. Following the close of this transaction, Wonder plans to continue Blue Apron’s current operations serving customers nationwide under the Blue Apron brand, with expected new synergies between consumer-facing apps and delivery logistics.

“By joining forces with Wonder, we continue to realize our vision of Better Living Through Better Food, and support how families and loved ones come together over food,” said Blue Apron President and Chief Executive Officer, Linda Findley. “Wonder and Blue Apron deliver high-quality, chef-curated meals, making this a great match to offer more incredible mealtime experiences. The Blue Apron brand and products that our customers know and love will stay the same, with more opportunity for product expansion in the future. Further, the transaction delivers immediate and certain value for Blue Apron stockholders at a significant premium over recent trading prices.”

“Wonder is creating the mealtime super app, serving a broad range of occasions that feature cuisines from some of the world’s best chefs and restaurants while leveraging our culinary engineering and vertically-integrated model,” said Wonder Group Founder and Chief Executive Officer, Marc Lore. “At-home meals play a key role in this vision and have been on our strategic roadmap since the beginning. When the opportunity presented itself to unite with Blue Apron, pioneers in the meal kit industry, we knew it would accelerate our strategic position, create immediate opportunities for synergy and most importantly, enable us to further delight customers by expanding the ways you can access and experience Wonder. We couldn’t be more excited to welcome Blue Apron to the Wonder platform and look forward to working with Linda and her exceptional team.”

Following Blue Apron’s shift to an asset light business, as a result of the sale of its operational infrastructure and strategic partnership with FreshRealm, which will continue, the Company received a proposal from Wonder. This proposal, along with others, were considered as part of a thorough strategic review process led by Blue Apron’s Board of Directors. Further details of the transaction and background on the transaction process will be included in the Company’s Schedule 14D-9 with respect to the tender offer.

Terms of the Agreement

Under the terms of the merger agreement, Wonder will commence a tender offer to acquire all outstanding shares of the Company’s Class A common stock for a purchase price of $13.00 per share in cash.

The transaction is expected to close in the fourth quarter of 2023, subject to customary closing conditions, including the tender of a majority of the outstanding shares of the Company’s Class A common stock. The closing of the transaction is not subject to any financing conditions or regulatory approvals, and Wonder has fully committed financing already on its balance sheet sufficient to fund the closing of the transaction. Following the successful closing of the tender offer, Wonder will acquire any remaining shares of Blue Apron that are not tendered in the tender offer through a second-step merger at the same consideration per share paid in the tender offer.

The Company’s Board of Directors unanimously recommends that Blue Apron’s stockholders tender their shares in the tender offer. FreshRealm, Inc., which beneficially owns approximately 16.5% of Blue Apron’s outstanding shares of Class A common stock, has agreed to exercise its warrant as part of the transaction and then tender its shares in the tender offer in accordance with the terms of the tender and support agreement, and has waived applicable termination rights it has under the production and fulfillment agreement between FreshRealm and Blue Apron in connection with the transaction.

J.P. Morgan Securities LLC is acting as exclusive financial advisor and Wilmer Cutler Pickering Hale and Dorr LLP is acting as legal counsel to Blue Apron. Goldman Sachs & Co. LLC is acting as exclusive financial advisor and Fenwick & West LLP is acting as legal counsel to Wonder.

Third Quarter 2023 Results

The Company will release its third quarter 2023 results before the market opens on Thursday, November 9, 2023. Given this transaction announcement, Blue Apron will not conduct an earnings conference call or provide financial guidance in conjunction with its third quarter 2023 results.

About Blue Apron

Blue Apron’s vision is Better Living Through Better Food™. Launched in 2012, Blue Apron offers fresh, chef-designed meals that empower home cooks to embrace their culinary curiosity, challenge their abilities in the kitchen and see what a difference cooking quality food can make in their lives. Blue Apron is focused on bringing incredible recipes to its customers, deepening its commitment to its employees, continuing to reduce food and packaging waste, and addressing its carbon impact. Visit www.blueapron.com to learn more.

About Wonder Group

Wonder is revolutionizing the food industry by creating the mealtime super app, operating a collection of vertically-integrated, delivery-first restaurants and pioneering a new category of “Fast Fine” dining. Featuring some of the world’s best chefs including Bobby Flay, Jose Andres, Nancy Silverton, Michael Symon, Marcus Samuelsson and others, along with award-winning restaurants from across the country including Tejas Barbeque, Di Fara Pizza, Barrio Cafe, Maydan and more, customers can experience any combination of these chefs and restaurants all together in one order for the first time. Everything is made-to-order in a Wonder location and delivered to your door by a Wonder courier, or available for pick-up and dine-in as well. Wonder brings an elevated, curated dining experience to you every time.

Additional Information and Where to Find It

The tender offer for the outstanding shares of the Company described in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Wonder and its acquisition subsidiary will file with the Securities and Exchange Commission (“SEC”) upon commencement of the tender offer. The solicitation and offer to buy outstanding shares of the Company will only be made pursuant to the tender offer materials that Wonder and its acquisition subsidiary intend to file with the SEC. At the time the tender offer is commenced, Wonder will file a tender offer statement on Schedule TO with the SEC, and the Company will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE COMPANY’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO CAREFULLY READ THE TENDER OFFER MATERIALS, INCLUDING THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES THERETO. The tender offer materials (including the offer to purchase and related letter of transmittal), as well as the solicitation/recommendation statement will be mailed to the Company’s stockholders free of charge. Investors and stockholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available) at the SEC’s web site at www.sec.gov, by contacting the Company’s Investor Relations either by telephone at (347) 719-4312 or e-mail at investor.relations@blueapron.com or on the Company’s website at www.investors.blueapron.com. The information contained in, or that can be accessed through, the Company’s website is not a part of, or incorporated by reference herein. In addition to an offer to purchase, a related letter of transmittal and certain other tender offer documents, as well as the solicitation/recommendation statement, the Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by the Company with the SEC for free on the SEC’s website at www.sec.gov.

Forward Looking Statements

This press release includes statements concerning the Company and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," “will,” "should," “would,” "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. The Company has based these forward-looking statements largely on its current expectations and projections about future events and trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, uncertainties as to the timing of the tender offer and the completion of the proposed acquisition of the Company; the risk that the proposed acquisition may not be completed in a timely manner or at all; the possibility that competing offers or acquisition proposals for the Company will be made; uncertainty regarding how many of the Company’s stockholders will tender their shares in the tender offer; the possibility that any or all of the various conditions to the consummation of the tender offer, or the various closing conditions to the proposed acquisition may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities; the possibility of business disruptions due to transaction-related uncertainty; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effects of the proposed acquisition (or the announcement thereof) on the trading price of the Company’s common stock; relationships with associates, customers, other business partners and key third parties, or governmental entities; transaction costs; risks that the proposed acquisition disrupts current plans and operations of the Company or adversely affects employee retention; the risk that stockholder litigation in connection with the proposed acquisition may result in significant costs of defense, indemnification and liability, or present risks to the timing or certainty of the closing of the transaction; the risk that the proposed acquisition of the Company will divert management’s attention from ongoing business operations; changes in the Company’s businesses during the period between announcement and closing of the proposed acquisition; and other risks and uncertainties including those identified under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each of which is filed with the SEC and available at www.sec.gov, and other filings that the Company may make with the SEC in the future, including the Schedule TO and related tender offer documents to be filed by Wonder and the Schedule 14D-9 to be filed by the Company. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected or anticipated in these forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by the Company in this filing speaks only as of the date hereof. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contact

Muriel Lussier

Blue Apron

muriel.lussier@blueapron.com

Adam Schiff

Culture Speed Communications

adam@culturespeed.com